EXHIBIT 23

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                               CONSENT OF COUNSEL



     The consent of David M. Hayes, legal counsel to the Company, was previously filed. See Exhibit 5.

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-2 of our report dated August 18, 2000 relating to the financial statements of Telmark LLC, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP


Syracuse, New York
October 16, 2000